U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) February 9, 2006

                                SPATIALIGHT, INC.
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               (Exact Name of Registrant as Specified in Charter)


           New York                  000-19828                   16-1363082
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(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)



Five Hamilton Landing, Suite 100, Novato, California                94949
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      (Address of Principal Executive Offices)                   (Zip Code)


         Registrant's telephone number, including area code   (415) 883-1693


          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As described more fully below, we have received notice from one of our senior secured convertible note holders alleging that certain events have occurred that would accelerate and increase our financial obligations to that party. We contend that these allegations are incorrect and without foundation.

Description of the Senior Secured Convertible Notes
---------------------------------------------------

On November 30, 2004, we completed a non-brokered private placement of $10 million of senior secured convertible notes (the "2004 notes") to four institutional purchasers. The 2004 notes accrue interest at 10% per annum, payable quarterly, and the interest is payable in cash or common shares, at our option, if certain conditions are met. The value of the shares for the purposes of calculating interest payments shall be equal to the 20-day trailing average of the volume weighted average prices of our common shares at the end of each quarterly interest period. The 2004 notes are due November 30, 2007, and are convertible, at the option of the holders, into our common shares at the conversion price of $9.72 per share. A more complete description of the 2004 notes is contained in Note 7 of the notes to our condensed consolidated financial statements appearing in our Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2005.

The foregoing description of the 2004 notes does not purport to be complete and is qualified in its entirety by reference to the full text of the notes and agreements relating to the notes, which were filed as exhibits to our Current Reports on Form 8-K filed with the SEC on December 6 and December 22, 2004, respectively, and are incorporated herein by reference.


Allegation of Event of Default under the Note
---------------------------------------------

In a letter that we received on February 9, 2006, one of the holders of our 2004 notes, Portside Growth and Opportunity Fund, an affiliate of Ramius Capital Group, LLC, notified us of an alleged event of default under their 2004 note, as described below. This notice calls for us to redeem the entire $4.5 million principal amount of the Portside 2004 note, plus a redemption premium of $675,000 to Portside, and to make $143,000 in acceleration payments, pursuant to
Section 12(a) of their 2004 note. This notice also alleges that we owe Portside $330,000 in connection with certain registration rights agreements entered into in 2004 and 2005, which we dispute.

The following is the alleged default:

In our current report on Form 8-K/A filed with the SEC on December 23, 2005, we disclosed that we had entered into certain unsecured debt transactions. In one of those disclosed transactions, we borrowed $224,000 from Robert A. Olins, our Chief Executive Officer, who obtained those funds by drawing down on a personal line of credit from a bank. In the other series of disclosed debt transactions, SpatiaLight Korea, Inc., a wholly-owned subsidiary of SpatiaLight, Inc., entered into revolving credit facilities with three separate South Korean banks.

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Section 15 of the 2004 notes contains certain restrictions on our ability to incur indebtedness while the 2004 notes are outstanding. However, Section 15 allows us to enter into certain types of debt transactions. Section 4(a)(xi) of the 2004 notes provides that any breach or failure in any material respect to comply with Section 15 of the 2004 note shall constitute an event of default.

Portside alleges, in its February 9, 2006 letter, that our incurrence of indebtedness disclosed in the current report on Form 8-K/A filed with the SEC on December 23, 2005, constitutes an event of default under Section 4(a)(xi) of its 2004 note.

SpatiaLight's Response to the Alleged Event of Default
------------------------------------------------------

We contend that this allegation is incorrect and without foundation.

We believe that the debt transactions disclosed in the December 23 Form 8-K/A do not constitute a breach or failure in any material respect to comply with
Section 15 of the Portside 2004 note. Therefore, we contend that our entering into the previously disclosed debt transactions did not and does not constitute an event of default under Section 4(a)(xi) of the Portside 2004 note.

On January 12, 2006, we received a letter from Portside inquiring as to whether these debt transactions constitute an event of default under the Portside 2004 note, although that letter did not contain a notice of an event of default. On January 20, 2006, our attorneys delivered a letter to Portside advising that these debt transactions do not constitute an event of default under Section 4(a)(xi).

Certain Conclusions
-------------------

In a current report on Form 8-K filed with the SEC on December 19, 2005, we disclosed that Portside had sent us a notice containing allegations of certain other events of default. In that current report, we stated that we believe that those allegations are incorrect and without foundation.

We believe that Portside has undertaken to make allegations of events of default that lack merit in an attempt to achieve their objective of amending the terms of their note to their advantage, including a reduction in the conversion price of the notes or an acceleration in repayment of principal on their note, although that principal is not due and payable until the note's maturity date, which is November 30, 2007. We have rejected their offers in this regard.

We will continue to take appropriate actions that we believe are in the best interests of our Company and our shareholders.




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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 14, 2006





                                        SPATIALIGHT, INC.


                                        By:    /s/ Robert A. Olins
                                            -----------------------------------
                                        Name:  Robert A. Olins
                                        Title: Chief Executive Officer









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